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                                                                    EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 2-91309, 33-47832, 33-59562 and 33-50563) and the Registration Statements on Form S-8 (Nos. 2-76847, 2-81536, 33-26099, 33-30821, 33-48165, 33-52067, 33-52989, 33-50563,
and 33-54099) of Dresser Industries, Inc. of our report dated December 2, 1994 appearing on page 34 of the Annual Report to Shareholders which is incorporated in this Form 10-K/A, Amendment No. 1 to Annual Report on Form 10-K.



/s/ PRICE WATERHOUSE LLP



PRICE WATERHOUSE LLP
Dallas, Texas
February 3, 1995